EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of OMNIQ Corp. and subsidiaries, (formerly known as Quest Solution, Inc.) on Form S-3 (File No. 333-272877) and Form S-8 (Files No. 333-269303 and 333-237697) of our report dated March 31, 2025, with respect to our audit of the consolidated financial statements of OMNIQ Corp. as of December 31, 2024, and for the year then ended, which report is included in this Annual Report on Form 10-K.

/s/ Haynie & Company

Haynie & Company

Salt Lake City, Utah

March 31, 2025